EXHIBIT 99

IMPORTANT FACTORS AND ASSUMPTIONS

REGARDING FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements include information concerning future financial results of Modine. Also, when words such as "intend," "anticipate," "believe," "expect," "plan," or similar expressions are used, these words indicate forward-looking statements. These statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to differ materially from the future results, performance, or achievements expressed or implied in the forward-looking statements. These factors include the ability of Modine to compete for and retain profitable business, the ability of various customers and suppliers to achieve projected sales and production levels, the cyclical nature of the vehicular industry, work stoppages at major customers, competitive pressures on sales and pricing, increases in production or material costs that cannot be recouped in product pricing, the ability to improve acquisitions' operations and general national and international political and economic conditions. Modine does not assume any obligation to update any of these forward-looking statements.